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                                                                    EXHIBIT 23.2

                          Independent Auditor's Consent


The Board of Directors
ENSCO International Incorporated



We consent to the reference to our firm under the heading "Experts" in the prosepectus.

/s/ KPMG LLP


Dallas, Texas
June 4, 2002